UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 13, 2007

                    The St. Paul Travelers Companies, Inc.
            (Exact name of registrant as specified in its charter)


            Minnesota                   001-10898             41-0518860
 (State or other jurisdiction    (Commission File Number)   (IRS Employer
   of incorporation) Number)                                Identification

              385 Washington Street
              Saint Paul, Minnesota                              55102
    (Address of principal executive offices)                  (Zip Code)

                                (651) 310-7911
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.  Other Events.

     As described in the press release attached as Exhibit 99 hereto, The St. Paul Travelers Companies, Inc. (the "Company") has entered into a definitive agreement to purchase the umbrella trademark and certain other assets (the "Acquisition") from Citigroup Inc. for an undisclosed price (the "Purchase Price"). The closing of this transaction is subject to customary regulatory approval and is expected to take place on or before March 15, 2007.

     The Company expects to allocate the Purchase Price principally to the umbrella trademark, which will be recorded as an asset and is not subject to amortization for accounting purposes. Upon closing of the Acquisition, the Company will not record a charge to earnings. Further, the payment for the Acquisition is not expected to have a material effect on the Company's future earnings.

     In addition, the Company's Board of Directors yesterday agreed, following the closing of the Acquisition, to change the name of the Company to The Travelers Companies, Inc. and accordingly, to change the Company's ticker symbol on the New York Stock Exchange to "TRV".

Item 9.01.      Financial Statements and Exhibits.

     (d)        Exhibits.

Exhibit No.     Description

99 Press release issued by The St. Paul Travelers Companies, Inc., dated February 13, 2007


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   February 13, 2007          THE ST. PAUL TRAVELERS COMPANIES, INC.

                                   By:    /s/ Bruce A. Backberg
                                          ------------------------------------
                                          Name:  Bruce A. Backberg
                                          Title:  Senior Vice President


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                                 EXHIBIT INDEX

Exhibit No.     Description

99 Press release issued by The St. Paul Travelers Companies, Inc., dated February 13, 2007